     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2003

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               HEXCEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                               94-1109521
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                   ----------

                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

              HEXCEL CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                   ----------

                              IRA J. KRAKOWER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               HEXCEL CORPORATION
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 969-0666

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

       Title of                                   Proposed Maximum       Proposed Maximum
   Securities to be          Amount to be          Offering Price            Aggregate              Amount of
      Registered             Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share           150,000                 $3.00                $450,000                  $37

(1) This registration statement (this "Registration Statement") covers additional shares of Common Stock of Hexcel Corporation (the "Registrant") which may be offered or sold from time to time pursuant to the Hexcel Corporation 1997 Employee Stock Purchase Plan (as amended, the "Plan"). By virtue of an amendment to the Plan, the number of shares issuable thereunder was increased by 150,000 shares. Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of the Registrant's Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on March 26, 2003, which is within five business days prior to filing.

          The Registrant has previously registered 454,574 shares of its Common Stock, $0.01 par value, issuable under the Hexcel Corporation 1997 Employee Stock Purchase Plan (as amended, the "Plan"). This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register an additional 150,000 shares issuable under the Plan. The Registrant hereby incorporates by reference Registrant's previous Form S-8 Registration Statements (File Nos. 333-31125 and 333-85196) relating to the Plan, as filed with the Securities and Exchange Commission (the "Commission") on July 11, 1997 and March 29, 2002.

ITEM 8. EXHIBITS.

          4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996, Registration No. 1-08472).

          4.2 Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated March 19, 2003 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

          4.3 Amended and Restated By-laws of the Registrant dated March 19, 2003 (incorporated herein by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

          4.4 Hexcel Corporation 1997 Employee Stock Purchase Plan, as amended and restated on March 19, 2003 (incorporated herein by reference to Exhibit 10.43 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

          5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

          23.1    Consent of PricewaterhouseCoopers LLP.

          23.2    Consent of Deloitte Touche Tohmatsu.

          23.3    Consent of Ira J. Krakower (included in Exhibit 5.1).

          24.1 Power of Attorney (included on the signature page of this Registration Statement).

          99.1 Registration Statement on Form S-8, Registration No. 333-31125, relating to the Hexcel Corporation 1997 Employee Stock Purchase Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-31125, dated July 11, 1997).

          99.2 Registration Statement on Form S-8, Registration No. 333-85196, relating to the Hexcel Corporation 1997 Employee Stock Purchase Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-85196, dated March 29, 2002).

          99.3 Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 31st day of March, 2003.


                                         HEXCEL CORPORATION
                                         (Registrant)


                                         By:   /s/ Ira J. Krakower
                                               ---------------------------------
                                               Ira J. Krakower
                                               Senior Vice President

          KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira J. Krakower, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.

Signature                                Title                                    Date
---------                                -----                                    ----
/s/ David E. Berges                      Chief Executive Officer; President;      March 31, 2003
-----------------------------            Director
David E. Berges


/s/ Stephen C. Forsyth                   Executive Vice President; Chief          March 31, 2003
-----------------------------            Financial Officer
Stephen C. Forsyth


/s/ William J. Fazio                     Controller; Principal Accounting         March 31, 2003
-----------------------------            Officer
William J. Fazio


/s/ Joel S. Beckman                      Director                                 March 31, 2003
-----------------------------
Joel S. Beckman


/s/ H. Arthur Bellows, Jr.               Director                                 March 31, 2003
-----------------------------
H. Arthur Bellows, Jr.


/s/ James J. Gaffney                     Director                                 March 31, 2003
-----------------------------
James J. Gaffney


/s/ Sanjeev K. Mehra                     Director                                 March 31, 2003
-----------------------------
Sanjeev K. Mehra


/s/ Lewis Rubin                          Director                                 March 31, 2003
-----------------------------
Lewis Rubin


/s/ Robert J. Small                      Director                                 March 31, 2003
-----------------------------
Robert J. Small


/s/ Martin Solomon                       Director                                 March 31, 2003
-----------------------------
Martin Solomon

                                  EXHIBIT INDEX

EXHIBIT

4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996, Registration No. 1-08472).

4.2 Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated March 19, 2003 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

4.3 Amended and Restated By-laws of the Registrant dated March 19, 2003 (incorporated herein by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

4.4 Hexcel Corporation 1997 Employee Stock Purchase Plan, as amended and restated on March 19, 2003 (incorporated herein by reference to Exhibit
        10.43 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Deloitte Touche Tohmatsu.

23.2    Consent of Ira J. Krakower (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Registration Statement on Form S-8, Registration No. 333-31125, relating to the Hexcel Corporation 1997 Employee Stock Purchase Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-31125, dated July 11, 1997).

99.2 Registration Statement on Form S-8, Registration No. 333-85196, relating to the Hexcel Corporation 1997 Employee Stock Purchase Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-85196, dated March 29, 2002).

99.3 Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).